UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2012

CHARMING SHOPPES, INC.
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	000-07258	23-1721355
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3750 STATE ROAD, BENSALEM, PA 19020
(Address of principal executive offices) (Zip Code)

(215) 245-9100
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

On May 1, 2012, Charming Shoppes, Inc., a Pennsylvania corporation (the “Company”), Ascena Retail Group, Inc., a Delaware corporation (“Ascena”), and Colombia Acquisition Corp., a Pennsylvania corporation and wholly owned subsidiary of Ascena (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things, Merger Sub will commence a cash tender offer for all of the outstanding shares of common stock of the Company, par value $0.10 per share (the “Company Common Stock”), pursuant to the terms and subject to the conditions of the Merger Agreement. The Boards of Directors of each of the Company, Ascena and Merger Sub have unanimously approved the Merger Agreement and the transactions contemplated thereby.

Pursuant to the Merger Agreement, Merger Sub will commence a tender offer (the “Offer”) to purchase all outstanding shares of Company Common Stock at a price of $7.35 per share (the “Offer Price”), net to the selling shareholders in cash, without interest, subject to any applicable withholding tax. Following the consummation of the Offer, subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Ascena. At the effective time of the Merger (the “Effective Time”), each share of Company Common Stock not purchased in the Offer (other than shares held directly or indirectly by the Company, Ascena, Merger Sub or any of their respective wholly owned subsidiaries (which will automatically be canceled and retired and will cease to exist) or any shareholder of the Company who is statutorily entitled to exercise appraisal rights and who duly complies with Pennsylvania law concerning the right of holders of Company Common Stock to dissent from the Merger and seek appraisal of their shares) will be converted into the right to receive an amount, in cash and without interest, equal to the Offer Price. On the terms and subject to the conditions set forth in the Merger Agreement, any unexercised options to purchase Company Common Stock and rights to receive appreciation with respect to shares of Company Common Stock (other than options issued under the Company's employee stock purchase plan) outstanding immediately prior to the Effective Time will, at the Effective Time, automatically be cancelled and converted into the right to receive an amount in cash, without interest, equal to product of the aggregate number of shares of Company Common Stock issuable upon exercise of such option or right multiplied by the positive excess (if any) of the Offer Price over the per share exercise price of such option or base amount of such right, less any taxes required to be withheld. In addition, on the terms and subject to the conditions set forth in the Merger Agreement, any restricted stock unit awards, restricted stock awards, performance share unit awards or other rights, contingent or accrued, to acquire or receive shares of Company Common Stock or benefits measured by the value of shares of Company Common Stock (other than the options and stock appreciation rights described above and options issued under the Company's employee stock purchase plan), and each award payable under any Company stock plan outstanding immediately prior to the Effective Time will, at the Effective Time, automatically be cancelled and (except with respect to performance share unit awards that are forfeited at the Effective Time in accordance with the terms thereof) converted into the right to receive an amount in cash, without interest, equal to the product of the aggregate number of shares of Company Common Stock issuable in respect of such award or right multiplied by the Offer Price, less any taxes required to be withheld, and subject, with respect to holders of restricted stock awards, to their right to exercise statutory appraisal rights.

Completion of the Offer is subject to various conditions, including that at least a majority of the shares of Company Common Stock then outstanding on a fully diluted basis are tendered in the Offer. The Offer will expire at midnight, New York time, on the twentieth business day following and including the commencement date of the Offer, unless extended in accordance with the terms of the Offer and the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”).  The consummation of the Offer is subject to certain other customary conditions, including the expiration or termination of the applicable Hart-Scott-Rodino waiting period and the absence of any Company Material Adverse Effect (as defined in the Merger Agreement) with respect to the Company's business. The Offer is not subject to a financing condition and the Merger Agreement provides that it may be specifically enforced. The closing of the Merger is subject to various additional conditions, including, if required under Pennsylvania law, approval of the Merger Agreement by the Company's shareholders.

The parties have agreed that if after the purchase of shares of Company Common Stock pursuant to the Offer and any subsequent offering period, and after giving effect to any shares of Company Common Stock purchased pursuant to the top-up option described in the next paragraph, Merger Sub owns at least 80% of the outstanding shares of Company Common Stock, then once the other conditions to completion of the Merger are satisfied or waived, Merger Sub will merge with and into the Company pursuant to a “short-form” merger in accordance with the applicable provisions of Pennsylvania law, which would not require a vote of the Company's shareholders.

In the Merger Agreement, the Company has granted Merger Sub an option (the “Top-Up Option”) to purchase, at a price per share equal to the Offer Price, that number of newly issued shares of Company Common Stock equal to the lowest number of shares that, when added to the number of shares of Company Common Stock owned, directly or indirectly, by Ascena or Merger Sub at the time of exercise of the Top-Up Option, constitutes one share more than 80% of the outstanding shares of Company Common Stock (after giving effect to the issuance of all shares subject to the Top-Up Option). Merger Sub may exercise the Top-Up Option, in whole or in part only if upon exercise of the Top-Up Option, Ascena will directly or indirectly own one share more than 80% of the outstanding shares of Company Common Stock after giving effect to the issuance of shares of Company Common Stock pursuant to exercise of the Top-Up Option and if the exercise does not violate applicable law or require the issuance of more shares than are authorized and unissued by the Company, and at any time on or after the consummation of the Offer and prior to the earlier to occur of (i) the Effective Time and (ii) the termination of the Merger Agreement in accordance with its terms.

The Merger Agreement includes customary representations, warranties and covenants of the parties. The Company has agreed, among other things, to operate its business in the ordinary course until the Merger is consummated or, if earlier, the date that Ascena has exercised its right to designate a majority of the directors of the Company. Under the Merger Agreement, the Company has agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire the Company and has agreed to certain restrictions on its ability to respond to such proposals, subject to the fulfillment of the fiduciary duties of the Company's board of directors.

The Merger Agreement contains certain termination rights for both Ascena and the Company, and further provides that, upon termination of the Merger Agreement under specified circumstances, the Company may be required to pay Ascena a termination fee of $30,000,000.

In addition, pursuant to the terms of the Merger Agreement, effective upon the purchase of shares of Company Common Stock pursuant to the Offer, Ascena will be entitled to designate a number of directors, rounded up to the next whole number, on the Company's Board of Directors and, upon Ascena's request, committees of the Company's Board of Directors and Company subsidiary Boards of Directors equal to the product of (i) the total number of directors on the Company's Board of Directors, Board committee or subsidiary Board, as applicable, and (ii) the percentage that the number of shares of Company Common Stock beneficially owned by Ascena and/or Merger Sub bears to the number of shares then outstanding.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement has been provided solely to inform investors of its terms and is not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the SEC. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Merger Agreement and may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate.  In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Merger Agreement and may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, the Company. The Company's shareholders and other investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Ascena, Merger Sub or any of their respective subsidiaries or affiliates.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Equity Compensation Plans

On April 30, 2012, the Company's Board of Directors adopted resolutions to implement the relevant provisions of the Merger Agreement with respect to the Company's equity compensation plans. Consistent with the Merger Agreement, the Board resolved that, as of the Effective Time, each option to acquire shares of the Company's common stock (other than an option issued under the Company's Employee Stock Purchase Plan (the “ESPP”)) and each right to receive appreciation with respect to shares of Company's common stock (each, a “Company Stock Right”) that is outstanding and unexercised immediately prior to the Effective Time will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (x) the aggregate number of shares of the Company's common stock subject to such Company Stock Right as of immediately prior to the Effective Time, multiplied by (y) the positive excess, if any, of the Merger Consideration over the per share exercise price, less any taxes required to be withheld. In the event that the per share exercise price (with respect to stock options) or the base amount (with respect to stock appreciation rights) of any Company Stock Right is equal to or greater than the Merger Consideration, such Company Stock Right will be cancelled without consideration and have no further force or effect.

Consistent with the Merger Agreement, the Board also resolved that, as of the Effective Time, each restricted stock unit award, restricted stock award, performance share unit award and other right, contingent or accrued, to acquire or receive shares of the Company's common stock or benefits measured by the value of such shares, and each award of any kind consisting of shares of the Company's common stock held, awarded, outstanding, or payable under the Company's 2010 Stock Award and Incentive Plan, 2004 Stock Award and Incentive Plan, 2003 Incentive Compensation Plan, Inducement Grant Program, 2003 Non-Employee Directors Compensation Plan, the Non-Employee Directors Compensation Program, 2000 Associates Stock Incentive Plan, 1999 Associates Stock Incentive Plan, 1993 Employees' Stock Incentive Plan and 1988 Key Employee Stock Option Plan (collectively, the “Stock Plans”), other than Company Stock Rights and options issued under the ESPP to acquire shares of the Company's common stock (each, a “Company Stock Award”) that is outstanding and unexercised immediately prior to the Effective Time will be cancelled and, except with respect to the portion of the performance share unit awards granted in 2012 that are forfeited at the Effective Time without payment in accordance with the terms and conditions of the awards, converted into the right to receive an amount in cash, without interest, equal to the product of (x) the aggregate number of shares of the Company's common stock subject to such Company Stock Award as of immediately prior to the Effective Time, multiplied by (y) the Merger Consideration over, less any taxes required to be withheld.

    The Board has resolved that, as the outstanding Company Stock Rights and Company Stock Awards will not be assumed by Ascena, as of the Effective Time, all outstanding Company Stock Rights and Company Stock Awards under the Stock Plans will be fully vested, other than the portion of the performance share unit awards granted in 2012 that are forfeited at the Effective Time without payment according to the terms of such awards, and that the Stock Plans and the ESPP (without the commencement of any new offering or purchase periods thereunder and including the termination of all outstanding purchase rights under the ESPP in accordance with its terms), and the Employees' Retirement Savings Plan (with all participants being fully vested in their 401(k) plan account balances as of the day immediately preceding the closing of the Offer) will terminate immediately prior to the completion of the Offer unless Ascena provides written notice prior to the Offering that such plans will not be terminated. The holders of cancelled Company Stock Rights and cancelled Company Stock Awards granted under such Stock Plans will have no further rights with respect to such Company Stock Rights and Company Stock Awards, other than to receive payment as described above.

Retention Bonus Plan

On April 30, 2012, the Compensation Committee of the Board approved the Company's intent to adopt a success and retention bonus pool (the “Plan”) pursuant to which $6 million will be allocated among certain officers of the Company, including each of Anthony Romano, Eric Specter and Colin Stern, each of whom is a named executive officer. The Compensation Committee adopted the Plan on May 1, 2012 by unanimous written consent. Bonuses under the Plan will be payable in two installments in substantially equal increments, with the first installment being paid on the first pay cycle after the Effective Time, and the second installment being paid on the six-month anniversary of the Effective Time, in each case, subject to the participant's continued employment with the Company through the applicable date. Notwithstanding the continued employment requirement, in the event of the participant's termination without cause, or due to death or disability, any remaining unpaid installment will be paid within 30 days following such termination (or upon the Effective Time, if later). In addition, solely with respect to certain executives who are parties to an executive severance agreement (each a “Severance Agreement”) with the Company as in effect on May 1, 2012, including each of Messrs. Romano, Specter and Stern (the “Executives” and each an “Executive”), notwithstanding the continued employment requirement, in the event of the Executive's termination for good reason, any remaining unpaid installments will be paid within 30 days following such termination (or upon the Effective Time, if later). The aggregate amount paid to each of Messrs. Romano, Specter and Stern under the Plan will be approximately $1,500,000, $835,000 and $600,000, respectively. Solely for purposes of this Plan, the definition of good reason will have the meaning set forth in the Executive's Severance Agreement, but will not include any diminution, whether or not material, in duties, responsibilities or authorities of the Executive (a “Diminution”). Any payments made from the Plan upon termination without cause or, solely with respect to an Executive, for good reason will be conditioned upon, and subject to, the participant's execution and non-revocation of a release of claims against the Company, Ascena and all of their respective affiliates and customary releasees.

Except as described below, nothing provided in the Plan will affect any rights any Executive has or purports to have under his or her Severance Agreement or any other employment agreement, plan or arrangement with the Company. As a condition of receiving the second installment of the bonus (but not the first installment) under the Plan, however, each Executive will be required to enter into an amendment to the Executive's Severance Agreement (in a form reasonably acceptable to Ascena) prior to the Effective Time, that suspends his or her right to resign for a Diminution under the Severance Agreement and any such other agreement, plan or arrangement until after the second installment of the foregoing retention bonus is paid pursuant to the Plan (the “Suspension Period”). In exchange for the Executive's entering into such amendment and the Executive's suspension, the Company will suspend any time period within which the Executive has the right to notify the Company of a resignation for a Diminution under the Executive's Severance Agreement or under any such other agreement, plan or arrangement until after the second installment of the bonus is paid to the Executive pursuant to the Plan, and the Executive may give notice of resignation on account of any Diminution that occurred during the Suspension Period within a number of days after the date on which such second installment of the bonus is paid under the Plan equal to the period following an event giving rise to good reason that such Executive is otherwise required to provide a notice to the Company of termination of employment for good reason under the Executive's Severance Agreement (i.e., 15 or 30 days, as applicable).

Item 8.01. Other Events.

On May 2, 2012, the Company and Ascena issued a joint press release announcing the proposed tender offer and merger.  A copy of the press release is attached to this Report as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

On May 2, 2012, the Company sent a letter to its employees announcing the proposed tender offer and merger.  A copy of the letter is attached to this Report as Exhibit 99.2 and is incorporated into this Item 8.01 by reference.

On May 2, 2012, the Company made a presentation to its employees announcing the proposed tender offer and merger.  A copy of the presentation is attached to this Report as Exhibit 99.3 and is incorporated into this Item 8.01 by reference.

On May 2, 2012, the Company and Ascena conducted a conference call for investors regarding the proposed tender offer and merger.  A copy of the transcript of the call is attached to this Report as Exhibit 99.4 and is incorporated into this Item 8.01 by reference.

“Safe Harbor Statement” Under the Private Securities Litigation Reform Act of 1995

Except for historical information contained herein, the matters discussed herein are forward-looking statements (as such term is defined in the Securities Act of 1933, as amended) that are subject to risks and uncertainties that could cause actual results to differ materially from those stated or implied herein.  These forward-looking statements may be identified by the use of words such as “anticipate,'' “believe,'' “could,'' “estimate,'' “expect,'' “intend,'' “may,'' “plan,'' “predict,'' “project,'' “should,'' “would,'' “is likely to,'' or “is expected to'' and other similar terms.  There are a number of factors that may cause actual results to differ from these forward-looking statements, including, without limitation, uncertainties as to the timing of the Offer and the Merger; uncertainties as to how many of the Company shareholders will tender their stock in the Offer; the possibility that competing offers will be made; the possibility that various closing conditions for the Offer or Merger may not be satisfied or waived, including that a governmental entity may prohibit or delay the consummation of the transaction; and general economic and business conditions. Other risks and uncertainties that may materially affect the Company are provided in the Company's annual report to shareholders and the Company's periodic reports filed with the Securities and Exchange Commission from time to time, including, without limitation, reports on Forms 10-K and 10-Q, as well as the tender offer documents to be filed by Ascena and Merger Sub and the solicitation/recommendation statement to be filed by the Company. Please refer to these documents for a more thorough description of these and other risk factors. The Company assumes no obligation to update publicly or revise any forward-looking statements.

Notice to Investors

The planned tender offer described herein has not yet commenced. The description contained herein is not an offer to buy or the solicitation of an offer to sell securities. At the time the planned tender offer is commenced, Ascena and Merger Sub will file a tender offer statement on Schedule TO with the Securities and Exchange Commission (the “SEC”), and the Company will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the planned tender offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other tender offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before making any decision to tender securities in the planned tender offer. Those materials will be made available to the Company's shareholders at no expense to them. In addition, all of those materials (and all other tender offer documents filed with the SEC) will be made available at no charge on the SEC's website: www.sec.gov.   In addition, the Schedule TO and related exhibits, including the offer to purchase, letter of transmittal, and other related documents may be obtained (when available) for free by contacting Ascena at 30 Dunnigan Drive, Suffern, New York 10901 and the Schedule 14D-9 may be obtained (when available) for free by contacting the Company at 3750 State Road, Bensalem, PA 19020.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 1, 2012, by and among Charming Shoppes, Inc., Ascena Retail Group, Inc. and Colombia Acquisition Corp.*

99.1	Press Release dated May 2, 2012.

99.2	Letter sent to employees of the Company on May 2, 2012.

99.3	Presentation to employees of the Company on May 2, 2012.

99.4	Transcript of Investor Conference Call, held on May 2, 2012.

*Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARMING SHOPPES, INC.
(Registrant)

Date: May 3, 2012	/S/ERIC M. SPECTER
Eric M. Specter
Executive Vice President
Chief Financial Officer

S-1

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 1, 2012, by and among Charming Shoppes, Inc., Ascena Retail Group, Inc. and Colombia Acquisition Corp.*

99.1	Press Release dated May 2, 2012.

99.2	Letter sent to employees of the Company on May 2, 2012.

99.3	Presentation to employees of the Company on May 2, 2012.

99.4	Transcript of Investor Conference Call, held on May 2, 2012.

*Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.

E-1